UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 30, 2006
(Date of Earliest Event Reported): (November 30, 2006)

Revlon, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11178	13-3662955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant's telephone number, including area code)

None
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

I.    Launch of Credit Agreement Refinancing

On November 30, 2006, Revlon Consumer Products Corporation (‘‘RCPC’’), the wholly-owned operating subsidiary of Revlon, Inc. (‘‘Revlon’’ and, together with RCPC, the ‘‘Company’’), launched the proposed refinancing of its existing bank credit agreement. As previously disclosed, the proposed refinancing is expected to consist of RCPC (i) replacing its existing $800 million term loan with a new 5-year $840 million term loan facility (the ‘‘Proposed 2006 Term Loan Facility’’) and (ii) amending its existing $160 million multi-currency revolving credit facility and extending its maturity through the same 5-year period (the ‘‘Proposed 2006 Revolving Credit Facility’’ and, together with the Proposed 2006 Term Loan Facility, the ‘‘Proposed 2006 Credit Facilities’’). As previously disclosed, RCPC expects to use the proceeds of the Proposed 2006 Credit Facilities to repay in full the approximately $800 million of outstanding indebtedness (plus accrued interest and a prepayment fee) under its existing term loan facility, and the balance of such proceeds would be available for general corporate purposes after paying fees and expenses incurred in connection with consummating the Proposed 2006 Credit Facilities. The credit agreement refinancing and rights offering transactions described in this Form 8-K are subject to market and other customary conditions. There can be no assurances that these transactions will be consummated.

As previously disclosed, on November 29, 2006, Revlon announced its intention to launch, in December 2006, a $100 million rights offering that would allow each stockholder of record of its Class A and Class B common stock, as of the close of business on December 11, 2006, the record date set by Revlon's Board of Directors, to purchase additional shares of Revlon's Class A common stock. Revlon also announced that it expects to use approximately $50 million of the proceeds from such rights offering to redeem approximately $50 million in aggregate principal amount of RCPC's outstanding 8 5/8% Senior Subordinated Notes due 2008, with the remainder of such proceeds to be used to repay indebtedness outstanding under RCPC's Proposed 2006 Revolving Credit Facility, without any permanent reduction in that commitment, after paying fees and expenses incurred in connection with such offering. Revlon also announced that RCPC's existing $87.0 million line of credit from MacAndrews & Forbes, Revlon's parent company, will be amended to provide for the continuation of $50.0 million of the line of credit through January 31, 2008 on substantially the same terms.

II.    Information Provided to Prospective Lenders

In connection with RCPC's launch of its proposed bank credit agreement refinancing, Revlon and RCPC are providing to prospective lenders, and for purposes of Regulation FD are disclosing to the public in this Current Report on Form 8-K, information about the sources and uses of, and the pro forma capitalization and certain financial ratios of Revlon and RCPC as of and for the last twelve months (‘‘LTM’’) ended September 30, 2006, after giving effect to (i) the Proposed 2006 Credit Facilities and (ii) Revlon's previously-announced $100 million rights offering that it plans to launch in December 2006 and the use of the proceeds from such rights offering as described above. The sources and uses information and pro forma capitalization and financial ratio information are attached as Exhibits 99.1 and 99.2 hereto, respectively, and are incorporated by reference herein.

The pro forma adjustments are based upon available information and certain assumptions that the Company's management believes are reasonable. The pro forma capitalization and financial ratio information is for informational purposes only, does not purport to represent results of operations or the financial position that actually would have occurred had such transactions been consummated previously and has not been prepared in accordance with Regulation S-X. The pro forma information does not purport to project the results of operations for any future period.

In connection with RCPC's launch of its proposed bank credit agreement refinancing, Revlon and RCPC are also providing to prospective lenders, and for purposes of Regulation FD are disclosing to the public in this Current Report on Form 8-K, the following forward looking information, which was previously provided by Revlon in its November 7, 2006 earnings release, its September 25, 2006 press release and conference calls (which were open to the public) on September 25, 2006 and November 7, 2006:

•	The cost to discontinue the Vital Radiance brand is expected to negatively impact the Company's full year operating profitability by approximately $100 million, including the impact of approximately $92 million incurred through the first nine months of 2006, and the cost to discontinue the Vital Radiance brand is expected to impact Adjusted EBITDA for the full year 2006 by approximately $88 million, including the impact of $84 million incurred through the first nine months of 2006;

•	For the full year 2006, the Company expects net sales of approximately $1,340 million, including the impact of Vital Radiance returns and allowances provisions taken during the year;

•	Adjusted EBITDA for 2006 is expected to be approximately $75 million to $85 million after giving effect to the impact of approximately $27 million in restructuring and other charges taken during 2006 for both the February 2006 organizational realignment and September 2006 organizational streamlining, the expected full-year 2006 impact of approximately $88 million of charges related to Vital Radiance, and approximately $6 million of charges related to executive severance for a change in the Company's CEO in September 2006, which collectively are expected to negatively impact operating profitability for the year by an estimated $140 million and to negatively impact Adjusted EBITDA for 2006 by approximately $121 million;

•	The Company expects Adjusted EBITDA of approximately $210 million in 2007;

•	The Company's goal for longer-term net sales growth is in the mid-single-digit range, on average, over time; and

•	The Company also expects to achieve significant improvement in profit margins over time, with 2007 expected to benefit meaningfully from restructuring actions taken in 2006.

The information provided above as well as certain of the pro forma capitalization and financial ratio information set forth in Exhibit 99.2 include references to Revlon's Adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is a non-GAAP financial measure that is reconciled to net income/(loss), its most directly comparable GAAP measure, in the financial tables accompanying the pro forma information. Adjusted EBITDA is defined as net earnings before interest, taxes, depreciation, amortization, gains/losses on foreign currency transactions, gains/losses on the sale of assets, gains/losses on the early extinguishment of debt and miscellaneous expenses. In calculating Adjusted EBITDA, the Company excludes the effects of gains/losses on foreign currency transactions, gains/losses on the sale of assets, gains/losses on the early extinguishment of debt and miscellaneous expenses because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and these items do not facilitate an understanding of the Company's operating performance.

The Company's management utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures, such as net income and gross margin calculated in accordance with GAAP. The Company's management uses Adjusted EBITDA as an integral part of its reporting and planning processes and as one of the primary measures to, among other things --

(i)	monitor and evaluate the performance of the Company's business operations;

(ii)	facilitate management's internal comparisons of the Company's historical operating performance of its business operations;

(iii)	facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels;

(iv)	review and assess the operating performance of the Company's management team and as a measure in evaluating employee compensation and bonuses;

(v)	analyze and evaluate financial and strategic planning decisions regarding future operating investments; and

(vi)	plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

The Company's management believes that Adjusted EBITDA is useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by the Company's management. Additionally, the Company's management believes that Adjusted EBITDA provides useful information to investors about the performance of the Company's overall business because such measure eliminates the effects of unusual or other infrequent charges that are not directly attributable to the Company's underlying operating performance.

Additionally, the Company's management believes that because it has historically provided Adjusted EBITDA in press releases and other disclosures, including such non-GAAP measure provides consistency in its financial reporting and continuity to investors for comparability purposes. Accordingly, the Company believes that the presentation of Adjusted EBITDA, when used in conjunction with GAAP financial measures, is a useful financial analysis tool, used by the Company's management as described above, that can assist investors in assessing the Company's financial condition, operating performance and underlying strength. Adjusted EBITDA should not be considered in isolation or as a substitute for net income/(loss) prepared in accordance with GAAP. Other companies may define EBITDA differently. Also, while EBITDA is defined differently than Adjusted EBITDA for RCPC's credit agreement, certain financial covenants in its borrowing arrangements are tied to similar measures. Adjusted EBITDA, as well as the other information in this Current Report on Form 8-K, should be read in conjunction with the Company's financial statements and footnotes contained in the documents that the Company files with the Securities and Exchange Commission (the ‘‘SEC’’).

The information provided above as well as in Exhibits 99.1 and 99.2 should be read in conjunction with ‘‘Management's Discussion and Analysis of Financial Condition and Results of Operations’’ and the Company's historical consolidated financial statements and the accompanying notes thereto appearing in the Company's Form 10-Q for the quarter ended September 30, 2006, filed with the SEC on November 7, 2006, and the Company's Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 2, 2006.

III.    Proposed 2006 Credit Facilities

Citigroup Global Markets Inc. has agreed to act as Sole Lead Arranger and Sole Bookrunner, with Citicorp USA, Inc. acting as Administrative Agent, on the Proposed 2006 Term Loan Facility and Proposed 2006 Revolving Credit Facility. JPMorgan Chase Bank, N.A. has agreed to act as Syndication Agent on the Proposed 2006 Term Loan Facility. The Proposed 2006 Credit Facilities are expected to close and fund in late December 2006. Consummation of the Proposed 2006 Credit Facilities transactions is subject to a number of customary conditions, including, among other things, the execution of definitive documentation, perfection of security interests in collateral and that Revlon launch a rights offering for at least $100 million in equity securities (although the Proposed 2006 Credit Facilities are not conditioned upon the consummation of such rights offering).

The summary of the terms of the Proposed 2006 Term Loan Facility and the summary of the Proposed 2006 Revolving Credit Facility are attached as Exhibits 99.3 and 99.4 hereto and are incorporated by reference herein.

In accordance with General Instruction B.2 to the Form 8-K, the information under this Item 7.01, including, without limitation, the exhibits incorporated by reference into this Item 7.01, shall be deemed to be ‘‘furnished’’ to the SEC and not be deemed to be ‘‘filed’’ with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

Forward-Looking Statements

Statements in this Current Report on Form 8-K which are not historical facts, including statements about plans, strategies, beliefs and expectations of the Company, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made, and, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. In particular, the Company does not generally publish its strategic plans or make external projections of its anticipated financial position or results of operations or the type of forward-looking information included in this Current Report on Form 8-K, including projections or estimates of growth opportunities, Adjusted EBITDA and net sales. Accordingly, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions or other circumstances arising and/or existing since the preparation of this Current Report on Form 8-K or to reflect the occurrence of any unanticipated events. Further, the Company does not intend to update or revise the forward-looking information to reflect changes in general economic, industry or cosmetics category conditions. Such forward-looking statements include, without limitation, the Company's expectations, plans and/or beliefs: (i) concerning RCPC's plans to refinance its existing bank credit agreement, the terms thereof as well as the nature, scope and benefits of the terms of such refinancing and timing thereof and the expected use of proceeds, and Revlon's plans to conduct the proposed rights offering and to use approximately $50 million of the proceeds from such offering to redeem approximately $50 million of RCPC's outstanding 8 5/8% Senior Subordinated Notes, with the remainder of such proceeds to be used to repay indebtedness outstanding under the Proposed 2006 Revolving Credit Facility, without any permanent reduction in that commitment, after paying fees and expenses incurred in connection with such offering and (ii) concerning its future growth, net sales, profitability, cash flow and financial performance, including that 2006 net sales will be approximately $1,340 million; that 2006 Adjusted EBITDA will be approximately $75 million to $85 million, after giving effect to approximately $27 million in restructuring and other charges taken during 2006 in connection with organizational realignments, the Vital Radiance discontinuance, which is expected to negatively impact 2006 Adjusted EBITDA by approximately $88 million and approximately $6 million related to executive severance for a change in the Company's CEO in September 2006, which collectively are expected to negatively impact 2006 operating profitability by an estimated $140 million (including approximately $100 million due to the Vital Radiance discontinuance), and Adjusted EBITDA for the year by approximately $121 million; that the Company expects to achieve Adjusted EBITDA of approximately $210 million in 2007; that the Company's goal is to achieve net sales growth in the mid-single-digit range, on average over time; and that the Company expects to achieve significant improvement in profit margins over time, with 2007 expected to benefit meaningfully from restructuring actions taken in 2006. While the Company believes that its estimates and assumptions are reasonable, it cautions that it is very difficult to predict the impact of known factors, and, of course, it is impossible for it to anticipate all factors that could affect the Company's actual results. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the SEC, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC during 2006 (which may be viewed on the SEC's website at http://www.sec.gov or on Revlon, Inc.'s website at http://www.revloninc.com), as well as difficulties, delays, unexpected costs or the inability of (A) RCPC to refinance its existing bank credit agreement and/or unexpected changes in the nature, scope and benefits of the terms of such refinancing and/or timing thereof and unexpected changes in the use of proceeds, (B) Revlon to consummate, in whole or in part, the proposed rights offering and/or to use approximately $50 million of the proceeds from such offering to redeem approximately $50 million of RCPC's outstanding 8 5/8% Senior Subordinated Notes and/or to repay indebtedness outstanding under the Proposed 2006 Revolving Credit Facility, without any permanent reduction in that commitment, after paying fees and expenses incurred in connection with such offering, (C) the Company to achieve its future growth, net sales, profitability, cash flow and financial performance objectives, including less than anticipated net sales or Adjusted EBITDA, including, without limitation, 2006 net sales being less than approximately $1,340 million, 2006 Adjusted EBITDA being less than approximately $75 million to $85 million and/or 2007 Adjusted EBITDA being less than approximately $210 million, such as due to less than anticipated results from the Company's brands, less than expected effectiveness of marketing programs, lower than anticipated revenues or more than anticipated returns, less than anticipated shipments, higher than expected expenses, less than anticipated retail customer or consumer acceptance of the Company's new products, including under the Revlon brand, decreased sales of the Company's existing products as a result of new products, actions by the Company's retail customers impacting the Company's financial performance, including in response to weakness in the category or retailer inventory management, changes in consumer preferences, such as reduced consumer demand for the Company's color cosmetics and other current products, changes in consumer purchasing habits, including with respect to shopping channels, changes in the competitive environment and actions by the Company's competitors, including business combinations, technological breakthroughs, new products offerings, promotional spending and marketing and promotional successes; and (D) fully implement its February 2006 organizational realignment and/or its September 2006 organizational streamlining or higher than anticipated restructuring and related costs, changes in the timing of such costs, less than anticipated benefits or lower than expected savings in connection with such programs. Factors other than those listed above could also cause the Company's results to differ materially from expected results. The information available from time to time on any websites referred to in this Current Report on Form 8-K shall not be deemed incorporated by reference into this Current Report on Form 8-K.

Item 5.02    Appointment of Certain Officers.

Effective November 28, 2006, Alan T. Ennis, currently the Senior Vice President, Corporate Controller and Chief Accounting Officer of Revlon and RCPC, was elected as Revlon's and RCPC's Executive Vice President, Chief Financial Officer, Corporate Controller and Chief Accounting Officer.

Prior to his election as Revlon's and RCPC's Executive Vice President, Chief Financial Officer, Corporate Controller and Chief Accounting Officer, Mr. Ennis (36) had served as Revlon's and RCPC's Senior Vice President, Corporate Controller and Chief Accounting Officer since September 2006 and as Revlon's and RCPC's Senior Vice President, Internal Audit since March 2005. From 1997 through 2005, Mr. Ennis held several senior financial positions with Ingersoll-Rand Company Limited, a NYSE listed company, where his duties included regional responsibility for Internal Audit in Europe and global responsibility for financial planning and analysis. Mr. Ennis began his career in 1991 with Arthur Andersen in Ireland. Mr. Ennis is a Chartered Accountant and member of the Institute of Chartered Accountants in Ireland, has a Bachelor of Commerce degree from University College, Dublin, Ireland, and has a Master of Business Administration degree from the Leonard N. Stern School of Business at New York University, New York.

Mr. Ennis does not have any family relationships with any of Revlon's or RCPC's directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Sources and Uses Information.
99.2	Pro Forma Capitalization and Financial Ratio Information.
99.3	Summary of Terms of Proposed 2006 Term Loan Facility.
99.4	Summary of Proposed 2006 Revolving Credit Facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.
By: /s/ Robert K. Kretzman
Robert K. Kretzman Executive Vice President, Chief Legal Officer and General Counsel

Date: November 30, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Sources and Uses Information.
99.2	Pro Forma Capitalization and Financial Ratio Information.
99.3	Summary of Terms of Proposed 2006 Term Loan Facility.
99.4	Summary of Proposed 2006 Revolving Credit Facility.